EMRISE CORPORATION ANNOUNCES

DISTRIBUTION TO STOCKHOLDERS OF THIRD LIQUIDATION DIVIDEND

WOODBRIDGE, NJ – October 24, 2016 – EMRISE CORPORATION (formerly traded on OTCQB under the symbol EMRI) (EMRISE or the Company), announced today that it has instructed its paying agent, VStock Transfer, LLC (Paying Agent), to begin the process of distributing the previously announced third liquidation dividend of $0.12 per share (the Distribution) to its stockholders of record as of the close of business on July 7, 2015.

The Distribution is being made in connection with the Company’s previously announced voluntary Plan of Dissolution (the Plan) that was approved by EMRISE stockholders at a special meeting held on June 25, 2015. The Distribution brings the aggregate total of liquidation dividends distributed to stockholders under the Plan, to $13.37 million, or $1.23 per share.

As previously announced, the Distribution includes $900,000, or approximately $0.08 per share, that has been on deposit in an escrow account set up to secure certain indemnification obligations of the Company related to the June 30, 2015 sale of the Company’s wholly owned Electronic Devices subsidiary in England, EMRISE Electronics Ltd. (EEL). The Distribution also includes an additional $400,000, or $0.04 per share, from a reduction in the estimate of future dissolution liabilities.

Stockholders Holding Physical Certificates.

For those stockholders who hold physical certificates for their shares of EMRISE common stock, it is expected that a check for the Distribution will be mailed this week to the stockholders’ latest mailing addresses on file with the Company’s Paying Agent. Stockholders should contact the Paying Agent if they do not receive a check or if they need to make any changes to their address or account.

Stockholders Holding in “Street Name.”

For stockholders whose shares of EMRISE common stock are held in “Street Name” at a brokerage firm, it is expected that the aggregate amount of funds required for the Distribution to those stockholders will be sent to DTC (Depository Trust Corporation) today. DTC will then wire transfer to each of the brokerage firms involved the funds necessary for the brokerage firms to deposit the Distribution into their clients’ brokerage accounts where EMRISE shares of common stock are held. Stockholders should contact their brokerage firms if they have any questions regarding the receipt, processing and/or timing of the second liquidation distribution.

Other Information

Only holders of record of the Company’s common stock as of the close of business on July 7, 2015 will be eligible to receive distributions of funds from the sale of the Company’s assets, in connection with the Company’s dissolution.

For a detailed description of the Plan and the matters relating to it, stockholders are encouraged to read carefully the Company’s news release dated June 30, 2015, its Form 8-K filed with the Securities and Exchange Commission (SEC) on July 1, 2015, and the Proxy Statement it mailed to stockholders beginning May 11, 2015.

Details of the sale of EEL are contained in the Company’s news releases disseminated on June 30, 2015 and March 23, 2015, in its Proxy Statement mailed to stockholders beginning May 11, 2015 and in Forms 8-K filed with the SEC. Details of the sale of CXR-AJ are contained in the Company’s news releases disseminated on February 18, 2016 and December 28, 2015, and in Forms 8-K filed with the (SEC).

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of EMRISE regarding the Transaction and the dissolution and liquidation of the Company, the liabilities of EMRISE, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the distribution of funds to stockholders and other matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs, are forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Certain of these risks and uncertainties are described in greater detail in EMRISE’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Distribution or the Company’s dissolution and related transactions pursuant to the Plan.

CONTACTS:

Allison Niccolls
Director of Operations
VStock Transfer, LLC
18 Lafayette Place
Woodmere, New York 11598
Phone: (212) 828-8436 Ext. 103
Facsimile: (646) 536-3179
www.VStockTransfer.com

or

Rene Caron
DresnerAllenCaron
(949) 474-4300
rcaron@dresnerallencaron.com

# # # #